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Exhibit 10.6

                     The principal amount of $_____________
                       secured by this Security Agreement
                         is exempt from Recordation Tax

                      The balance of the principal amount
          secured hereby ($___________) is subject to recordation tax.

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") is made as of May 1, 1997, from ALCORE, INC., a Delaware corporation (the "Borrower"), and LUNN INDUSTRIES, INC., a Delaware corporation (the "Guarantor") (the Borrower and the Guaran tor being herein sometimes collectively called the "Grantor"), to FIRST UNION BANK OF NORTH CAROLINA, a national banking association (the "Bank"), THE MARYLAND IN DUSTRIAL DEVELOPMENT FINANCING AUTHORITY, a body corporate and politic and a public instrumentality of the State of Maryland (the "Issuer"), and FIRST UNION NATIONAL BANK OF MARYLAND in its capacity as the counterparty to the Hedge Agree ment described herein (the "Hedge Counterparty") (the Bank, the Issuer and the Hedge Counterparty being herein sometimes collectively called the "Secured Parties"):

                                    RECITALS

         WHEREAS, pursuant to a Trust Indenture of even date herewith (as amended, modified, supplemented or restated from time to time, the "Indenture") between the Issuer, and First Union National Bank of Virginia, as Trustee, and Branch Banking and Trust Company, as Credit Facility Trustee (collectively, in such capacities, the "Bond Trustee"), the Issuer has issued and sold its Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Alcore, Inc. Facility) 1997 Issue in the original aggregate principal amount of $2,600,000 (the "Bonds"). The proceeds of the sale of the Bonds will be loaned (such loan of the proceeds of the Bonds being hereinafter referred to as the "Loan") by the Issuer to the Borrower pursuant to a Loan Agreement of even date herewith (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") between the Issuer and the Borrower, and used by the Borrower to finance the acquisition of a certain facility to consist of and include (a) the acquisition by the Borrower of two adjacent parcels of land containing approximately 7.26 acres in the aggregate in the Riverside Business Park at 1324 and 1326 Brass Mill Road in Belcamp, Harford County, Maryland, together any and all improvements located thereon including, without limitation, a building containing approximately 50,000 square feet (the "Building"), (b) the renovation and expansion of such building to add approximately 15,000 square feet (the "Addition"), (c) the acquisition and installation of certain necessary and useful machinery and equipment as described in Exhibit A attached hereto and made a part hereof, and (d) the acquisition of such other interests in land or improvements as may be necessary or suitable for the foregoing, including roads and rights of access, utilities and other necessary site preparation facilities, all of which shall be used by the Borrower in its business of making honey comb aluminum products (such real property, Building, Addition and equipment being herewith collectively referred to as the "Facility").

         WHEREAS, as used herein, the term "Bond Documents" means the Indenture, the Loan Agreement, the Bonds, the Intercreditor Agreement (hereinafter defined) and any other documents now or hereafter executed by the Issuer, the Bond Trustee, the Borrower or any other party to evidence, secure or in connection with, the Bonds, as the same may be amended, modi fied or supplemented from time to time in accordance with their respective terms. As used herein, the term "Bond Obligations" means the obligations of the Borrower (a) to pay the principal of, premium (if any) and interest on the Loan, when and as the same becomes due and payable, (b) to pay all other payments required by the Bond Documents to be paid by the Borrower to the Issuer, to the Bank, to the Bond Trustee or to others, when and as the same shall become due and pay able, and
(c) to timely perform, observe and comply with all of the terms, covenants, conditions, stipulations, and agreements express or implied, which the Borrower is required by any of the Bond Documents to perform or observe.

         WHEREAS, in order to enhance the marketability of the Bonds, pursuant to a Letter of Credit and Reimbursement Agreement of even date herewith (the "Letter of Credit Agreement") by and between the Borrower and First Union National Bank of North Carolina (the "Bank"), the Bank has agreed to issue to the Bond Trustee an irrevocable direct pay letter of credit in the stated amount of $2,704,000 (such letter of credit and all amendments and supplements thereto, or any successor or substitute letter of credit issued by the Bank with respect thereto being hereinafter called the "Letter of Credit").

         WHEREAS, as used herein, the term "Letter of Credit Documents" means the Letter of Credit, the Letter of Credit Agreement, the Guaranty (hereinafter defined), a Deed of Trust of even date herewith executed by the Borrower covering the Facility (the "Deed of Trust"), and any other documents now or hereafter executed by the Borrower or any other party to evidence, secure or in connection with, the Letter of Credit, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms. As used herein, the term "Letter of Credit Obligations" means the obligations of the Borrower and the Guarantor under the Letter of Credit Documents (a) to make all payments required by the Letter of Credit Documents (including, without limitation, the Guaranty), when and as the same become due and payable, including without limitation, all drafts drawn under the Letter of Credit, and
(b) to timely perform, observe and comply with all of the terms, covenants, conditions, stipulations and agreements, express or implied, which the Grantor is required by the Letter of Credit Documents to observe or perform.

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         WHEREAS, the Borrower and the Hedge Counterparty have entered into an
ISDA Master Agreement dated April 17, 1997 but effective as of the date hereof (the "Hedge Agreement") providing for an interest rate swap or other hedge arrangement (the "Hedge") for the Loan (the Hedge Agreement and any other documents now or hereafter executed in connection with the Hedge, including without limitation any other "swap agreement", as defined in 11 U.S.C. 101 executed in substitution for the Hedge Agreement being hereinafter collectively referred to as the "Hedge Documents"). As used herein, the term "Hedge Obligations" means any and all obligations, whether absolute or contingent, now or hereafter due or becoming due or owing by the Borrower and the Guarantor (if any) to the Hedge Counterparty under the Hedge Documents.

         WHEREAS, as conditions precedent to issuing the Letter of Credit and to extending the Hedge, the Bank and the Hedge Counterparty have required, among other things, that the Guarantor execute and deliver a Guaranty Agreement (as amended, modified, supplemented and restated from time to time, the "Guaranty Agreement") pursuant to which the Guarantor has guaranteed to the Bank and to the Hedge Counterparty the Guarantor's prompt and timely payment and performance of the Letter of Credit Obligations and the Hedge Obligations.

         WHEREAS, pursuant to a Credit Agreement dated November 22, 1996 (the "Revolving Credit Agreement") between First Union National Bank of Maryland ("FUNBMD") and the Grantor, FUNBMD extended a revolving line of credit to the Grantor (the "Line of Credit"). The Revolving Credit Agreement and all other documents executed and delivered to evidence or secure or in connection with the Line of Credit are hereinafter referred to collectively as the "Revolving Credit Documents", and the obligations of the Grantor under the Revolving Credit Documents are hereinafter referred to as the "Revolving Credit Obligations". The Revolving Credit Obligations are secured by the Collateral (hereinafter defined), and it is the intention of the parties that the interests of the Secured Parties in the Collateral under this Agreement be subject and subordinate to the interests of FUNBMD in the Collateral under the Revolving Credit Documents.

         WHEREAS, as a condition precedent to the issuance of the Bonds, and the issuance of the Letter of Credit and the extension of the Hedge, the Issuer, the Bank and the Hedge Counterparty have required, among other things, that this Security Agreement be executed and delivered to secure the full and punctual payment of all of the following obligations (collectively, the "Obligations"):
(a) the Letter of Credit Obligations up to the principal amount of $2,704,000,
(b) the Bond Obligations up to the principal amount of $2,600,000, (c) the Hedge Obligations up to the maximum notional principal amount of $220,000 and (d) all present and future liabilities and obligations of the Grantor under the provisions of this Agreement, including,

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without limitation, all Enforcement Costs (hereinafter defined). The Bond
Documents, the Letter of Credit Documents and the Hedge Documents are hereinafter sometimes collectively referred to as the "Financing Documents."

         WHEREAS, as used herein, the term "Secured Parties" means (a) the Issuer and its successors and assigns with respect to the Bond Obligations (including, without limitation, the Bond Trustee and its successors and assigns), and (b) the Bank and its successors and assigns with respect to the Bond Obligations and the Letter of Credit Obligations, and (c) the Hedge Counterparty with respect to the Hedge Obligations.


         WHEREAS, the rights and remedies of the Secured Parties hereunder are subject to the terms of the Intercreditor Agreement of even date herewith by and among the Issuer, the Bond Trustee, the Grantor, the Bank, the Hedge Counterparty, and FUNBMD (as the same may be supplemented or amended from time to time, the "Intercreditor Agreement".

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         SECTION 1.1. Definitions. The terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

         "Account Debtor" means any Person who is obligated on a Receivable or for the purchase or lease of Inventory.

         "Bond Documents" shall have the meaning given such term in the Recitals of this Agreement.

         "Bond Obligations" shall have the meaning given such term in the Recitals of this Agreement.

         "Collateral" has the meaning set forth in Section 2.1 hereof.

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         "Collection Account" has the meaning specified in Section 4.8 hereof.

         "Documents" means all now and hereafter existing documents, documents of title or receipts covering, evidencing or representing any Inventory, goods or other property both now and hereafter owned or purchased by the Grantor or for which the Grantor has contracted to purchase.

         "Enforcement Costs" means any and all funds, costs, expenses and charges of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) reasonably advanced, paid or incurred by or on behalf of the Secured Parties under or in connection with the administration or enforcement of this Agreement, including, without limitation, (a) the compliance of the Grantor with any covenant, warranty, representation or agreement of the Grantor made in or pursuant to this Agreement or any of the other Financing Documents, (b) the collection or enforcement of any of the Obligations, this Agreement and any of the other Financing Documents, and (c) the exercise, preservation, maintenance, protection, operation, management, collection, sale or other disposition of, or realization upon, all or any part of the Collateral, the Security Interests and the rights and remedies of the Secured Parties hereunder, under the other Financing Documents, under applicable law and otherwise.

         "Equipment" means, collectively, the Financed Equipment and the Other Equipment.

         "Event of Default" means an event which, with the giving of notice or the lapse of time, or both, could or would constitute a Default under the provisions of this Agreement.

         "Financing Documents" shall have the meaning given such term in the Recitals of this Agreement.

         "Financed Equipment" means all equipment (as such term is defined by the UCC), furnishings and fixtures of the Grantor acquired with proceeds of the Loan, wherever located, as more particularly described in Exhibit A attached hereto and made a part hereof, together with (a) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, and (b) all replacements thereof and substitutions therefor.

         "General Intangibles" means any and all of the following property of the Grantor, both now and hereafter owned, acquired or existing and whether arising by operation of law, agreement or otherwise: (a) all general intangibles (as such term is defined by the UCC), contractual rights, causes of action, judgments and awards, general and limited partnership interests, tax refunds and any rights or claims with respect to taxes paid, all indebtedness,

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obligations and liabilities owing to the Grantor (other than Receivables and other than any account not yet earned by performance and arising under a written contract or agreement containing a provision prohibiting the assignment by Grantor of such contract or agreement or any rights of Grantor thereunder) for any reason and arising from any source whatsoever and all other transferable and assignable intangible personal property of the Grantor of any kind and nature,
(b) all business records, data, mailing and customer lists, software, source codes and rights thereto, inventions, blueprints, processes, designs, patents, patent applications, patent licenses, trademarks and the goodwill of the business of the Grantor relating thereto, trademark applications, trademark licenses, service marks, service mark applications, service mark licenses, trade names, trade secrets, goodwill, licenses, copyrights and all tangible property embodying such copyrights, permits and franchises, together with right to sue for any or all infringements of any of the foregoing, and (c) all rights in respect of any pension plan or similar arrangement maintained for employees of the Grantor.

         "Hedge Counterparty" shall have the meaning given such term in the Recitals of this Agreement.

         "Hedge Obligations" shall have the meaning given such term in the

Recitals of this Agreement.

         "Hedge Documents" shall have the meaning given such term in the Recitals of this Agreement.

         "Instruments" means any and all of the Grantor's instruments (as such term is defined by the UCC) and, to the extent that the Grantor may assign and/or grant a security interest therein pursuant to the terms thereof, chattel paper (as such term is defined by the UCC) and letters of credit issued to or for the benefit of the Grantor, both now and hereafter owned, existing or acquired.

         "Intercreditor Agreement" shall have the meaning given such term in the Recitals of this Agreement.

         "Inventory" means all inventory (as such term is defined by the UCC) of Grantor, both now owned and hereafter acquired by the Grantor, wherever located and as the same may now and hereafter from time to time be constituted, including, without limitation, (a) all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto, and
(b) all goods or property, the sale, lease or other disposition of which has given rise to, or

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contributed to the creation of, a Receivable and which have been returned to, repossessed, or stopped in transit by or on behalf of the Grantor.

         "Letter of Credit Documents" shall have the meaning given such term in the Recitals of this Agreement.

         "Letter of Credit Obligations" shall have the meaning given such term in the Recitals of this Agreement.

         "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance, judgment, lien, claim or charge of any kind in, on, of or in respect of, any asset or property or any rights to any asset or property, including, without limitation, (a) any interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to any such asset or property, and (b) the filing of, or any agreement to give, any financing statement relating to any such asset or property under the Uniform Commercial Code of any jurisdiction.

         "Line of Credit" shall have the meaning given such term in the Recitals of this Agreement.

         "Obligations" means, collectively, the Letter of Credit Obligations, the Bond Obligations and the Hedge Obligations, and shall include, without limitation, the Enforcement Costs.

         "Other Equipment" means all equipment (as such term is defined by the

UCC), furnishings and fixtures of the Grantor whether now owned or hereafter acquired, wherever located (but excluding all Financed Equipment), together with
(a) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, and (b) all replacements thereof and substitutions therefor.

         "Permitted Liens" means, with respect to the Collateral:

                  (a) The prior lien in favor of FUNBMD created pursuant to the Revolving Credit Documents;

                  (b) Liens imposed by law securing the charges, claims, demands or levies of carriers, warehousemen, mechanics and other like persons which were incurred in the ordinary course of business which (i) do not in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use thereof in the operation of the business of the Grantor, or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such lien; and

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                  (c) Liens (other than any Liens imposed by ERISA (as defined in the Letter of Credit Agreement) or pursuant to any Environmental Law (as defined in the Letter of Credit Agreement)) not securing debt of the Grantor or derivatives obligations of the Grantor incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business.

                  (d) Any Lien created by the MICRF Documents (as defined in the Letter of Credit Agreement), so long as it is subordinate to all Liens created under this Agreement.

                  (e) Any Lien created by the County Documents (as defined in the Letter of Credit Agreement) so long as it is subordinate to all Liens created under this Agreement.

         "Person" means and includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof, or any other entity.

         "Prime Rate" means the floating and fluctuating per annum rate of interest of the Bank at any time or from time to time established and declared by the Bank in its sole and absolute discretion as its prime rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Bank to borrowers.


         "Proceeds" means all cash and non-cash proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of, or realization upon, any asset or property which constitutes Collateral, including without limitation all claims of the Grantor against third parties for loss of, damage to, or theft or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance covering any asset or property which constitutes Collateral, any condemnation or requisition payments with respect to any asset or property which constitutes Collateral, in each case whether both now existing and hereafter arising, and all cash, checks, drafts and instruments received or held for the benefit of the Secured Parties pursuant to this Agreement or any of the Financing Documents.

         "Receivable Rights" means (a) any and all present and future rights of the Grantor in any goods and other property returned, repossessed or stopped in transit, the sale, lease or other disposition of which gave rise to, or contributed to the creation of, a Receivable,

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and (b) any and all now or hereafter existing letters of credit, guaranties, claims, security interests or other Liens on property held by or granted to the Grantor as security for the payment or performance of any or all of the Receivables and all now or hereafter existing invoices, promissory notes, guaranties, security agreements, mortgages, deeds of trust, leases and any and all other instruments, agreements, documents and papers of any nature whatsoever executed, delivered and/or furnished to or for the benefit of the Grantor evidencing, securing, guarantying and/or in connection with any or all of the Receivables.

         "Receivables" means any and all present and future rights of the Grantor to payment for, or monetary obligations owed to the Grantor on account of, goods or other property sold, leased, or otherwise disposed of by the Grantor, or for services rendered by the Grantor, or for loans or extensions of credit granted or made by the Grantor, whether or not such rights or monetary obligations have been earned by performance and whether due or to become due, including, without limitation, any such rights or monetary obligations which are evidenced by accounts, chattel paper, instruments, general intangibles, contract rights, book debts, accounts receivable, open accounts, notes, notes receivable, documents, drafts or any other contract, agreement or document, but excluding any account not yet earned by performance and arising under a written contract or agreement containing a provision prohibiting the assignment by Grantor of such contract or agreement or any rights of Grantor thereunder.

         "Records" has the meaning specified in Section 2.1 hereof.

         "Revolving Credit Agreement" shall have the meaning given such term in the Recitals of this Agreement.

         "Revolving Credit Documents" shall have the meaning given such term in the Recitals of this Agreement.


         "Revolving Credit Obligations" shall have the meaning given such term in the Recitals of this Agreement.

         "Security Interests" means the security interests and other Liens in the Collateral granted hereunder.

         "Secured Parties" shall have the meaning given such term in the Recitals of this Agreement.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Maryland.

         SECTION 1.2. Rules of Construction. Unless otherwise defined herein and unless the context otherwise requires, all terms used herein which are defined by the UCC shall have the same meanings assigned to them by the UCC unless and to the extent varied by this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule, and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

                                   ARTICLE II

                                 THE COLLATERAL

         SECTION 2.1. The Security Interests. In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement and the other Financing Documents, the Grantor hereby pledges, assigns and grants to the Secured Parties a continuing lien and security interest in and to all of the following property of the Grantor, both now owned and existing, and hereafter created, acquired and

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arising, and regardless of where located (all such property being herein collectively referred to as the "Collateral"), together with all right, title and interest of the Grantor in and to the Collateral:

         (a) Receivables and Receivable Rights;

         (b) Inventory;

         (c) General Intangibles;


         (d) Documents;

         (e) Instruments;

         (f) Equipment;

         (g) The Collection Account, all cash deposited therein from time to time and other monies and property of any kind of the Grantor in the possession or under the control of the Bank;

         (h) All correspondence, agreements, documents, papers, books, files, records and other transcribed information of any type, whether expressed in ordinary, machine or computer language pertaining to the Grantor's business or to and any of the Collateral described in clauses a through g hereof (all being collectively referred to as the "Records") including, without limitation, customer lists, credit files, computer programs, computer software, computer source codes, disks, tapes, printouts and other materials; and

         (i) All cash and non-cash Proceeds and products of all or any of the Collateral described in clauses (a) through (h) hereof.

         SECTION 2.2. Security Interests as Security Only. The Security Interests are granted as security only and shall not subject the Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the Collateral or any transaction in connection therewith.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Grantor represents and warrants to the Secured Parties that the following statements are true, correct and complete:

         SECTION 3.1. Title and Authority. The Grantor is the owner of, and has rights in and good and marketable title to the Collateral. The Grantor has full power and authority to grant the Security Interests to the Secured Parties in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement without the consent or approval of any Person other than any consent or approval which has been obtained. The Collateral is free and clear of any Liens other than Permitted Liens, is not on consignment, and if acquired from a Person in a sale transaction, such Person's primary and customary business to the best of the Grantor's knowledge is the sale of such Collateral in the ordinary course of business.

         SECTION 3.2. Names and Locations. The correct legal name of the Grantor is that specified on the signature page of this Agreement and the Grantor has conducted its business under such legal name for more than twelve (12) years. The chief executive office of the Borrower and the place where its Records are kept as of the date hereof is 1324 Brass Mill Road, Belcamp, Harford County, Maryland 21017. The only other location at which the Borrower conducts business or keeps any of the Collateral is 8280 Patuxent Range Road, Jessup, Howard County, Maryland 20794. The chief executive office of the Guarantor and the place where its records are kept is 1 Garvies Point Road, Glen Cove, New York 11542-2828.

         SECTION 3.3. Equipment Not Fixtures. All Equipment is personalty and is not and will not be affixed to real estate in such a manner as to become a fixture and a part of such real estate.

         SECTION 3.4. Survival. All representations and warranties contained in or made under or in connection with this Agreement (a) shall survive the execution, delivery and performance of this Agreement, and (b) shall be true, correct and complete at all times during which any of the obligations (or commitments therefor) are outstanding with the same effect as if such representations and warranties had been made at such times.

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                                   ARTICLE IV

                              COVENANTS OF BORROWER

         The Grantor covenants and agrees with the Secured Parties as follows:

         SECTION 4.1. Title, Liens and Taxes. The Grantor shall, at its cost and expense, take any and all actions necessary to defend its title to the Collateral against all Persons and to defend the Security Interests of the Secured Parties in the Collateral and the priority (or intended priority) thereof, against any adverse Lien of any nature whatsoever except Permitted Liens. Except to the extent contested in good faith, the Grantor will pay all taxes and assessments levied or placed on the Collateral prior to the date when any interest or penalty would accrue for the nonpayment thereof.

         SECTION 4.2. Further Assurances. The Grantor shall, from time to time, and at its expense, take any action, and execute, deliver, acknowledge, and cause to be duly filed, recorded or registered, any statement, assignment, instrument, paper, agreement or other document and take any other action that from time to time may be necessary or desirable, or that the Secured Parties may reasonably request, in order to create, preserve, continue, perfect, confirm or validate the Security Interests or to enable the Secured Parties to obtain the full benefits of this Agreement or to exercise and enforce any of its rights, powers and remedies hereunder. The Grantor shall pay all costs of, and incidental to, the filing, recording or registration of any such document as well as any recordation, transfer or other tax required to be paid in connection with any such filing, recordation or registration. The Grantor hereby covenants to save harmless and indemnify the Secured Parties from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes and recording costs incurred by the Secured Parties in connection with this Agreement which covenant shall survive the termination of this Agreement and the payment of the Obligations.


         SECTION 4.3. Change of Name, Location, Etc., The Grantor will not (a) change its legal name, identity or structure, (b) change the location of its chief executive office or its chief place of business, (c) change the location where it keeps its Records concerning the Collateral, (d) change the location of any Collateral, or (e) open a new place of business, unless it shall have given the Secured Parties prior written notice thereof and shall at its own cost and expense have executed, delivered, acknowledged, filed, recorded or registered all financing statements and other documents as may be required by the Secured Parties in order to create, perfect, continue, preserve, confirm or validate the Security Interests and their priority; provided, that the Grantor shall not in any event change the location of any Collateral if such change would cause the Security Interests (or the perfection thereof) to lapse, or if required to be perfected prior to such change, to cease to be perfected.

         SECTION 4.4. Records, Inspection and Verification. The Grantor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records and, where appropriate, the Collateral, in such manner as the Secured Parties may reasonably require in order to reflect the Security Interests. Upon request of the Secured Parties, the Grantor shall furnish to the Secured Parties in form and content reasonably required by the Secured Parties an aging statement of Receivables, a schedule of Inventory itemizing and describing the type, current value and location of Inventory, a schedule of Equipment itemizing and describing the type, current value and location of Equipment and such other information and data concerning the Collateral as the Secured Parties may from time to time reasonably specify. Promptly upon request by the Secured Parties, the Grantor will execute and deliver to the Secured Parties written collateral assignments and/or endorsements, in form and content reasonably satisfactory to the Secured Parties, of specific Receivables, but the Security Interests of the Secured Parties hereunder shall not be limited in any way by such assignment or endorsement. Such Receivables are to secure payment and performance of the Obligations and are not sold to the Secured Parties whether or not any assignment thereof which is separate from this Agreement is in form absolute. The Secured Parties and such Persons as the Secured Parties may reasonably designate, shall have the right, at any reasonable time or times after reasonable notice if no Event of Default shall have occurred, (a) to enter any business premises of the Grantor or any other premises where the Collateral and the Records may be located and to audit, appraise, examine and inspect the Collateral and all Records related thereto and to make extracts therefrom and copies thereof, (b) to discuss the affairs of the Grantor with officers and independent accountants of the Grantor, and (c) to verify under reasonable procedures the validity, amount, quality, quantity, value and condition of, and any other matter relating to, the Collateral, including (following the occurrence of an Event of Default hereunder, and so long as such Event of Default is continuing) contacting Account Debtors or any Person possessing any of the Collateral.

         SECTION 4.5. Insurance. The Grantor shall, at the expense of the

Grantor, keep the insurable Collateral at all times insured against loss or damage from such risks and casualties and in such amounts as may be required by the Secured Parties. Such insurance shall be with insurance companies, and upon insurance policy forms, reasonably acceptable to the Secured Parties. The Grantor shall pay all premiums on such policies when due and, upon request, shall furnish to each Secured Party evidence of payment of such premiums, and such mortgagee, additional insured or loss-payee endorsements in favor of each Secured Party of such policies as each Secured Party may require. The Grantor shall immediately notify each Secured Party in writing of any cancellation or change of any such policy and of any loss believed to be covered by any such policy. Each Secured Party is hereby irrevocably authorized as the attorney-in-fact of the Grantor, with power of substitution, to negotiate, adjust, settle or compromise in their names or in the name of the Grantor all losses covered by such policies and any amounts received on account of any such losses shall be applied in the manner set forth in the Letter of Credit Agreement.

         SECTION 4.6. Care, Use and Protection of Collateral. The Grantor will keep and maintain the Collateral in good working condition and repair and will not do or permit anything to be done to the Collateral that may impair its value or that will violate the terms of any insurance covering the Collateral. The Grantor shall promptly notify the Secured Parties of any event causing deterioration, loss or depreciation in value of any substantial portion of the Collateral and the amount of such loss or depreciation (other than normal and customary wear and tear). The Grantor shall perform, observe, and comply in all material respects with all of the terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral. The Secured Parties shall have no duty to, and the Grantor hereby releases the Secured Parties from, all claims for loss or damage caused by the failure of the Secured Parties to, collect, protect, preserve, or enforce any of the Collateral, or to preserve rights against Account Debtors and prior parties to the Collateral. Without the prior written consent of the Secured Parties, the Grantor will not sell, lease, assign, transfer, dispose of, pledge or grant or permit a Lien to exist on, the Collateral except for Permitted Liens and as otherwise permitted by this Agreement and the Financing Documents. Notwithstanding the foregoing, so long as no Event of Default or Default has occurred which is continuing, the Grantor may, in the ordinary course of business, sell their Inventory and otherwise use the Collateral in any lawful manner not inconsistent with the provisions of this Agreement and of the Financing Documents, and may sell or dispose of Equipment if such Equipment is replaced with Equipment of equivalent or greater value provided that any such sale or disposition of Equipment must first be approved by the Secured Parties. Upon the occurrence of an Event of Default which is continuing, the Grantor may, unless otherwise notified by the Secured Parties, sell their Inventory in the ordinary course of business. Upon the request of the Secured Parties (following the occurrence of an Event of Default and so long as such Event of Default is continuing), the Grantor will immediately (a) deliver to the Secured Parties, with all endorsements and assignments required by the Secured Parties, all Records, agreements, Documents, Instruments, bills of sale, certificates of title, certificates of origin and any other papers constituting, evidencing or relating to any of the Collateral, and (b) notify any warehouseman, bailee or other Person who is in possession or control of any of the Collateral to hold such Collateral for the Secured Parties' account subject to the Secured Parties' instructions.

         SECTION 4.7. Modification of Receivables. Without the prior written consent of the Secured Parties, the Grantor will not (a) permit or agree to any extension of time for the payment of any Receivable, (b) agree to any modification, compromise or settlement of any

Receivable for less than the full amount, (c) release any Person obligated on a Receivable, or (d) allow any credit or discount on a Receivable, other than extensions, compromises, settlements, credits or discounts made in the ordinary course of business.

         SECTION 4.8. Collections. (a) Until the Grantor's authority to do so is terminated by the Secured Parties pursuant to subsection (b) below, the Grantor shall have the authority, and the Grantor agrees that at the Grantor's sole cost and expense, and in accordance with the collection practices customary in the Grantor's business, the Grantor shall enforce and collect payment of all amounts due and payable on or with respect to Receivables and/or the sale or lease of Inventory on the Secured Parties' behalf and for the Secured Parties' account as the Secured Parties' property in trust for the Secured Parties, and the Grantor agrees to use the proceeds of all such payments for the Grantor's general business purposes so long as such use is not inconsistent with the provisions of this Agreement or the Financing Documents.

         (b) At any time upon or after the occurrence of an Event of Default and so long as the same shall be continuing, the Secured Parties, in addition to any other of their rights and remedies, may terminate the authority given to the Grantor in subsection (a) above whereupon (i) the Secured Parties shall have the right to notify and direct, and/or require the Grantor to notify and direct, all Account Debtors to make all payments on or in respect of Receivables and/or the sale or lease of Inventory directly to the Secured Parties for deposit into a special banking account maintained by the Bank over which the Secured Parties have exclusive dominion, control, and power of access and withdrawal (the "Collection Account"), (ii) unless otherwise agreed by the Secured Parties, any cash, checks, drafts, money orders, instruments or other remittances on or with respect to Receivables and/or the sale or lease of Inventory received by the Grantor shall be delivered to the Secured Parties within one day of receipt thereof by the Grantor for deposit to the Collection Account in precisely the form in which received, except for the addition thereto of the endorsement of the Grantor where required for collection of any checks, drafts, money orders, instruments or other remittances which endorsement the Grantor agrees to make, and with respect thereto the Grantor hereby waives notice of presentment, protest and non-payment, (iii) pending such deposit, the Grantor will not commingle any such cash, checks, drafts, money orders, instruments or other remittances with other funds or property, but will hold them separate and apart and in trust for the Secured Parties subject to the Security Interests hereunder, and (iv) the Bank shall have the right at any time and from time to time, to apply funds held by it in the Collection Account to the payment of all or any part of the Obligations, whether matured or unmatured, in such order and manner as the Secured Parties may determine in their sole discretion.

                                    ARTICLE V

                                     DEFAULT

         The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term "Event of Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

         SECTION 5.1. Payment of Obligations. If any of the Obligations are not paid as and when due and payable in accordance with the provisions of this Agreement and/or any of the other Financing Documents after giving effect to any applicable cure or grace periods, if any;

         SECTION 5.2. Perform, etc., Certain Provisions of this Agreement. The failure of the Grantor to perform, observe or comply with any of the provisions of Sections 4.1, 4.5 and 4.8 of this Agreement;

         SECTION 5.3. Perform, etc. Other Provisions of This Agreement. The failure of the Grantor to perform, observe or comply with any of the provisions of this Agreement, other than those covered by Sections 5.1 and 5.2 above, and such failure is not cured to the satisfaction of the Secured Parties within a period of thirty (30) days after the date of written notice thereof by the Secured Parties to the Grantor;

         SECTION 5.4. Representations and Warranties. If any representation and warranty contained herein or any statement or representation made in any officer's certificate or any other information at any time given to the Secured Parties by or on behalf of the Grantor, or otherwise furnished by or on behalf of the Grantor in connection with this Agreement or any of the other Financing Documents shall prove to be false or incorrect in any material respect on the date as of which made; or

         SECTION 5.5. Default under Other Financing Documents. The failure of the Grantor to perform, observe or comply with any of the provisions of any of the Financing Documents (other than this Agreement) to which the Grantor is a party and such failure is not cured within applicable cure or grace periods, if any, or if an "Event of Default" (as defined and described therein) occurs under the provisions of any of the other Financing Documents (other than this Agreement) which is not cured within applicable cure or grace periods, if any.

                                   ARTICLE VI

                               RIGHTS AND REMEDIES

         SECTION 6.1. Rights and Remedies of the Secured Parties. Upon and after the occurrence of an Event of Default, the Secured Parties, without notice or demand other than as expressly provided for under the provisions of this Agreement may exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Secured Parties under the other provisions of this Agreement and the other Financing Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Secured Parties under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

         (a) The Secured Parties shall have the right to take possession of the Collateral, and for that purpose, so far as the Grantor may give authority therefor, or to the extent permitted under applicable laws, the Secured Parties shall have the right to enter upon any premises on which the Collateral or any part thereof may be situated, to exclude the Grantor therefrom, and to remove therefrom all or any of the Collateral without any liability for suit, action or other proceeding, THE GRANTOR HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and the Secured Parties shall have the right to require the Grantor, at the Grantor's expense, to assemble and deliver all or any of the Collateral to such place or places as the Secured Parties may designate.

         (b) The Secured Parties shall have the right to operate, manage and control all or any of the Collateral (including use of the Collateral and any other property or assets of the Grantor in order to continue or complete performance of the Grantor's obligations under any contracts of Grantor), or to permit the Collateral or any portion thereof to remain idle, or to store the same, and the Secured Parties shall have the right to collect all rents and revenues therefrom, and to sell, lease or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as the Secured Parties, in their sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law. Any purchaser or lessee of any of the Collateral so sold or leased shall hold the property so sold or leased free from any claim or right of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal with respect thereto. The Secured Parties and the Grantor agree that commercial reasonableness and good faith require the Secured Parties to give to the Grantor no more than five (5) days prior written notice of any public sale or other disposition of the Collateral, or of the time after which any private sale or other disposition of the Collateral is to be made.

         (c) The Secured Parties shall have the right, and the Grantor hereby irrevocably designates and appoints the Secured Parties and their designees as the attorney-in-fact of the Grantor, with power of substitution and with power and authority in the Grantor's name, the name of the Secured Parties or otherwise, and for the use and benefit of the Secured Parties (i) to notify Account Debtors and other Persons obligated to make payments or other remittances on or with respect to the Collateral to make such payments and other remittances directly to the Secured Parties, (ii) to demand, collect, sue for, take control of, compromise, settle, change the terms of, release, exchange, substitute, extend, renew or otherwise deal with, the Collateral or any Account Debtor or other Person obligated on or under the Collateral in any manner as the Secured Parties may deem advisable, (iii) to remove any Records from any place of business of the Grantor and, at the cost and expense of the Grantor, to make use of any place of business of the Grantor as may be necessary or desirable to administer, control, collect, sell or otherwise dispose of the Collateral, (iv) to receive any checks, drafts, money orders or other instruments of payment relating to any of the Collateral, and to endorse the Grantor's name thereon,
(v) to sign and send verifications of Receivables or other Collateral, and to sign any proofs of claim or loss, (vi) to commence, prosecute or defend any action, suit or proceeding relating to the Collateral, or relating to the collection, enforcement or realization upon the Collateral, (vii) to receive, open and dispose of all mail addressed to the Grantor, and to notify the postal authorities to change the address for delivery of mail addressed to the Grantor to such other address as the Secured Parties may designate, (viii) to adjust and compromise any claims under insurance policies, and (ix) to use, sell, assign, transfer, pledge, make any agreement with respect to, or otherwise to deal with any or all of the Collateral, and to do all other acts and things necessary to carry out this Agreement as though the Secured Parties were absolute owner of the Collateral. This power of attorney, being coupled with an interest, is irrevocable, and all acts by the Secured Parties and their designees pursuant to this power of attorney are hereby ratified and confirmed by the Grantor. Neither the Secured Parties nor any of their designees shall be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than for acts of actual fraud or negligence. The provisions of this subsection shall not (a) be construed to require or obligate the Secured Parties or any of their designees to take any action authorized hereunder, and any action taken or any action not taken hereunder shall neither give rise to any liability on the part of the Secured Parties or their designees, nor give rise to any defense, claim, counterclaim or offset in favor of the Grantor, (b) be construed to mean that the Secured Parties have assumed any of the obligations of the Grantor under any instrument or agreement, and the Secured Parties shall not be responsible in any way for the performance by the Grantor of any of the obligations of the Grantor under any instrument or agreement, and (c) relieve the Grantor of any of the Grantor's obligations hereunder, or in any way limit the exercise by the Secured Parties of any other or further rights they may have hereunder, under the other Financing Documents, by law or otherwise.

         SECTION 6.2. Application. The proceeds of any collection, sale, lease or other disposition of all or any part of the Collateral coming into the possession of the Secured Parties may be applied by the Secured Parties to any of the Obligations, whether matured or unmatured, in such order and manner (subject to the terms of the Intercreditor Agreement) as the Secured Parties may determine in their sole discretion. If the proceeds of collection, sale, lease or other disposition of the Collateral fail to fully satisfy the Obligations, the Grantor or any other obligor on any of the unsatisfied Obligations shall remain liable for any deficiency thereon.

         SECTION 6.3. No Waiver, Etc. No failure or delay by the Secured Parties to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, and no failure or delay by the Secured Parties to exercise any right, power or remedy consequent upon a breach of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or shall operate to preclude the Secured Parties from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Secured Parties shall not be deemed to waive the right either to require the prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a Default for failure to effect such prompt payment of any such other amount. The payment by the Grantor or any other Person and the acceptance by the Secured Parties or any other amount due and payable under the provisions of this Agreement or the other Financing Documents at any time during which a Default exists shall not in any way or manner be construed as a waiver of such Default by the Secured Parties, and shall not preclude the Secured Parties from exercising any right of power or remedy consequent upon such Default.

         SECTION 6.4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, all rights and remedies of the Secured Parties hereunder are subject to the terms and provisions of the Intercreditor Agreement. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1. Course of Dealing: Amendment. No course of dealing between the Secured Parties and the Grantor shall be effective to amend, modify or change any provision of this Agreement, or any provision of the other Financing Documents. The Secured Parties shall have the right at all times to enforce the provisions of this Agreement and the other Financing Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Secured Parties in refraining from so doing at any time or times. The failure of the Secured Parties at any time or times to strictly enforce its rights in accordance with such provisions shall not be construed as having either created a custom in any way or manner contrary to the specific provisions of either this Agreement or the other Financing Documents, or of having in any way or manner modified or waived the same. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Secured Parties and the Grantor.

         SECTION 7.2. Waiver of Default. The Secured Parties may, at any time and from time to time, execute and deliver to the Grantor a written instrument waiving, on such terms and conditions as the Secured Parties may specify in such written instrument, any of the requirements of this Agreement, or any Event of Default and its consequences, provided that any such waiver shall be subject to such conditions, and shall be only for such period, as shall be specified in any such instrument. In the case of any such waiver, the Grantor and the Secured Parties shall be restored to their former positions prior to such Event of Default or Default and shall have the same rights as they had hereunder. No such waiver shall either extend to any subsequent or other Event of Default or Default, or shall impair any right consequent thereto, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.3. Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made, when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing by one party to the others:

                  Borrower:      Alcore, Inc.
                                 1324 Brass Mill Road
                                 Belcamp, Maryland 21017
                                 Attention:  Edward A. Kiley,
                                 President/General Manager

                  With a
                  copy to:       S. Nelson Weeks, Esquire

                                 Ballard Spahr Andrews & Ingersoll
                                 Suite 1900
                                 300 East Lombard Street
                                 Baltimore, Maryland 21201

                  Guarantor:     Lunn Industries, Inc.
                                 1 Garvies Point Road
                                 Glen Cove, New York 11542-2828

                  Bank: First Union National Bank of North Carolina Two First Union Center, T-7
                                 Charlotte, North Carolina 28288
                                 Attention:  International Operations

                  Issuer:        Maryland Industrial Development
                                   Financing Authority
                                 217 East Redwood Street, 22nd Floor
                                 Baltimore, Maryland 21202
                                 Attention: Executive Director

                  Hedge
                  Counterparty:  First Union National Bank of Maryland
                                 c/o First Union National Bank of North Carolina 1 First Union Center, DC-8
                                 301 S. College Street
                                 Charlotte, NC  28288-0601
                                 Attention:  Joseph Nenichka

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

         SECTION 7.4. Performance for Grantor. The Grantor hereby authorizes the Secured Parties to, and the Secured Parties may, at any time and from time to time, whether or not an Event of Default or Default exists, advance funds on behalf of the Grantor in order to insure the Grantor's compliance with any covenant, warranty, representation or agreement of the Grantor made in or pursuant to this Agreement or any of the other Financing Documents, including, without limitation (a) to continue or complete, or cause to be continued or completed, the performance of the Grantor's obligations under any contracts or other agreements, (b) to cover any overdrafts in any checking or other accounts of the Grantor with the Bank, (c) to pay or discharge any insurance premiums for insurance on or with respect to the Collateral, (d) to pay or discharge any taxes, liens, security interests or other encumbrances on or with respect to the Collateral except for Permitted Liens which are paid current and not past due, and (e) to preserve, maintain or protect the Collateral and the Security Interests; provided, however, that the Secured Parties are under no obligation whatsoever to make any such advance(s) of funds on behalf of the Grantor, and the making of any such advance(s) by the Secured Parties shall not constitute the waiver of any Event of Default nor relieve the Grantor of any of its obligations hereunder or under any of the other Financing Documents. All such advances shall be a part of the Enforcement Costs and shall be included in the Obligations secured hereby.

         SECTION 7.5. Enforcement Costs. The Grantor shall pay to the Secured Parties upon demand all Enforcement Costs, together with interest accruing thereon from the date such Enforcement Costs are incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Bank's Prime Rate as announced from time to time, plus four percent (4%) per annum. Enforcement Costs together with interest thereon shall be included in the Obligations secured hereby.

         SECTION 7.6. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,

(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible, (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (c) the parties hereto shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions.

         SECTION 7.7. Assignment. Without notice to, or the consent of, the Grantor, the Secured Parties may sell, assign or transfer to any Person or Persons (except for a competitor of the Grantor as reasonably determined by the Secured Parties) all or any part of the Obligations, and in the event of any such assignment, the Security Interests and rights and remedies of the Secured Parties hereunder shall extend to, and vest in, any such assignee or assignees who shall have the right to enforce the provisions of this Agreement as fully as the Secured Parties, provided that the Secured Parties shall continue to have the unimpaired right to enforce the provisions of this Agreement as to so much of the Obligations that it has not sold, assigned or transferred. The Grantor will fully cooperate with the Secured Parties in connection with any such assignment, and will execute and deliver such consents and acceptances to any such assignment, and such amendments to this Agreement as may be required, in order to effect any such assignment (including, without limitation, the appointment of the Secured Parties as agent for itself and all assignees).

         SECTION 7.8. Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Financing Documents.

         SECTION 7.9. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Grantor and the Secured Parties, and their respective personal representatives, successors and assigns, except that the Grantor shall not have the right to assign its rights hereunder, or any interest herein, without the prior written consent of the Secured Parties.

         SECTION 7.10. Continuing Agreement. This Agreement and the Security Interests shall be continuing and binding on the Grantor regardless of how long before or after the date hereof any of the Obligations were or are incurred. This Agreement and the Security Interests shall terminate when all of the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding, at which time the Secured Parties will execute and deliver to the Grantor all proper Uniform Commercial Code termination statements and other releases of the Collateral prepared by the Grantor which are reasonably requested by the Grantor to evidence such termination.

         SECTION 7.11. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Maryland (including, without limitation, conflict of laws), both in interpretation and performance.

         SECTION 7.12. Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate originals or counterparts shall be deemed to be an original and all of which duplicate originals or counterparts taken together shall constitute but one and the same instrument.

         SECTION 7.13. Exhibits and Schedules. Any exhibits and schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein and included in the term "this Agreement".

         SECTION 7.14. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 7.15. Lien Subordination. Notwithstanding anything herein to the contrary:

         (a) Financed Equipment: (i) the lien of the Hedge Documents (including this Agreement) in and to the Financed Equipment is subordinate to the lien of the Letter of Credit Documents in and to the Financed Equipment; (ii) the lien of the Revolving Credit Documents (including this Agreement) in and to the Financed Equipment is subordinate to the liens of the Letter of Credit Documents; and (iii) the lien of the Letter of Credit Documents in and to the Financed Equipment shall be deemed to be prior and senior to both the lien of the Hedge

Documents in and to the Financed Equipment, and the lien of the Revolving Credit Documents in and to the Financed Equipment; and

         (b) Other Equipment. the lien of the Hedge Documents (including the lien granted pursuant to this Security Agreement) in and to the Other Equipment is subordinate to (i) the lien of the Letter of Credit Documents, and (ii) the lien of the Revolving Credit Documents in and to the Other Equipment; (b) the lien of the Letter of Credit Documents in and to the Other Equipment shall be deemed to be prior and senior to the lien of the Hedge Documents in and to the Collateral; and (c) the lien of the Revolving Credit Documents in and to the Other Equipment shall be prior and senior to the lien of the Letter of Credit Documents and the Hedge Documents.

IN WITNESS WHEREOF, the Grantor has executed and delivered this Agreement under seal as of the day and year first written above.

ATTEST:                               ALCORE, INC.

                                      By:                               (SEAL)
-----------------------------            -----------------------------
[CORPORATE SEAL]                         Name:  Edward A. Kiley
                                         Title: President/General Manager

ATTEST:                               LUNN INDUSTRIES, INC.

                                      By:                               (SEAL)
-----------------------------            -----------------------------
[CORPORATE SEAL]                         Name:  Alan W. Baldwin
                                         Title: CEO and Chairman

List of Exhibits:

Exhibit A:  Financed Equipment

                                    EXHIBIT A

Financed Equipment

                                     - 28 -